Exhibit 1.1

Zekelman Industries, Inc.

Class A Subordinate Voting Stock, par value $0.01 per share

Underwriting Agreement

[●], 2018

Goldman Sachs & Co. LLC

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

c/o Goldman Sachs & Co. LLC

200 West Street,

New York, New York 10282-2198

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10019

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

Zekelman Industries, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters” or “you,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof) an aggregate of [●] shares of Class A Subordinate Voting Stock, par value $0.01 per share (“Stock”), of the Company, and the stockholders of the Company named in Schedule II hereto (the “Selling Stockholders”) propose, subject to the terms and conditions stated in this Agreement, to sell to the Underwriters an aggregate of [●] shares and, at the election of the Underwriters, up to [●] additional shares of Stock. The aggregate of [●] shares to be sold by the Company and the Selling Stockholders is herein called the “Firm Shares” and the aggregate of [●] additional shares to be sold by the Selling Stockholders is herein called the “Optional Shares.” The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares.”

1. (a)	The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i)

A registration statement on Form S-1 (File No. 333-226901) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial

Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a “U.S. Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the U.S. Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iv) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “U.S. Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii)

A preliminary base PREP prospectus, an amended and restated preliminary base PREP prospectus and a final base PREP prospectus relating to the Shares, in each case in the English and French languages and, with respect to the final base PREP prospectus, omitting the PREP Information (as hereinafter defined) in accordance with National Instrument 41-101—General Prospectus Requirements (“NI 41-101”) and the rules and procedures established pursuant to National Instrument 44-103—Post Receipt Pricing (“NI 44-103”) for the pricing of securities after the final receipt for a prospectus has been obtained (the “PREP Procedures”), have been filed with the Ontario Securities Commission (the “OSC”) and with the securities commissions or other securities regulatory authorities (collectively with the OSC, the “Canadian Securities Commissions”) in each of the provinces and territories of Canada (collectively, the “Canadian Qualifying Jurisdictions”) pursuant to the procedures provided for under Multilateral Instrument 11-102—Passport System (“MI 11-102”) and National Policy 11-202—Process for Prospectus Reviews in Multiple Jurisdictions (collectively, the “Passport System”); the Company has obtained receipts under the Passport System (the “Preliminary Receipts”), issued by the OSC in its capacity as principal regulator, indicating the deemed receipt of each of the other Canadian Securities Commissions if the conditions of MI 11-102 have been satisfied and evidencing the receipt of the OSC, in each case, in respect of such preliminary prospectuses, and a final receipt (the “Final Receipt”) under the Passport System, issued by the OSC in its capacity as principal regulator, indicating the deemed receipt of each of the other Canadian Securities Commissions if the conditions of MI 11-102 have been satisfied and evidencing the receipt of the OSC, in each case, in respect of such final prospectus; no order having the effect of ceasing or suspending the distribution of the Shares has been issued by any Canadian Securities Commission and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by any Canadian Securities Commission; the preliminary base PREP prospectus and the amended and restated preliminary base PREP prospectus, as further amended, in the English and French languages, are hereinafter collectively called the “Canadian Preliminary Prospectus” and the final base PREP prospectus, in the English and French languages, is hereinafter called the “Canadian Prospectus”; provided that, from and after the time the supplemented PREP prospectus (containing the PREP Information) is filed with the OSC in accordance with Section 5(a) hereof, any reference to the Canadian Prospectus herein shall be deemed to refer to the Canadian Prospectus as so supplemented; and the supplemented PREP prospectus in the English and French languages containing the PREP Information is hereinafter referred to as the “Canadian Supplemented Prospectus”; the information included in the Canadian Supplemented Prospectus that is omitted from the Canadian Prospectus and which is deemed under NI 44-103 to be incorporated by reference into the Canadian Prospectus as of the date of the Canadian Supplemented Prospectus is referred to as the “PREP Information”; any Canadian Preliminary Prospectus together with any U.S. Preliminary Prospectus are hereinafter each a “Preliminary Prospectus” and collectively the “Preliminary Prospectuses”; the U.S. Prospectus and the Canadian Supplemented Prospectus are hereinafter collectively called the “Prospectuses”; as used herein, the terms “Registration Statement”, “U.S. Preliminary Prospectus”, “Canadian Preliminary Prospectus”, “Preliminary Prospectuses”, “Pricing Disclosure Package” and “Prospectuses” shall include the documents, if any, incorporated by reference therein, from time to time; for greater certainty, each of the Canadian Prospectus and the Canadian Supplemented Prospectus includes the template version (as defined in NI 41-101) of any marketing materials (as defined in NI 41-101) included or incorporated by reference therein;

(iii)

(A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission or any Canadian Securities Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and the requirements of the Canadian Securities Laws (as hereinafter defined), as applicable, and, in the case of the U.S. Preliminary Prospectus, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, in the case of the Canadian Preliminary Prospectus, contained no misrepresentation (as that term is defined under applicable Canadian Securities Laws), and, other than excluding the PREP Information, provided full, true and plain disclosure of all material facts relating to the Shares as required by Canadian Securities Laws; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(c) of this Agreement);

(iv)

For the purposes of this Agreement, the “Applicable Time” is [●] [a.][p.]m. (New York City time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule III(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectuses and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(v)

No documents were filed with the Commission or any of the Canadian Securities Commissions since the close of business of the Commission or such Canadian Securities Commissions on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(d) hereto;

(vi)

The Registration Statement conforms, and the U.S. Prospectus and any further amendments or supplements to the Registration Statement and the U.S. Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the U.S. Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Canadian Prospectus complies and, as amended or supplemented (including for greater certainty, by the Canadian Supplemented Prospectus) will comply in all material respects with Canadian Securities Laws and when it was filed did not contain and, as amended, if applicable, will when filed, not contain, a misrepresentation (as that term is defined under applicable Canadian Securities Laws), and, when supplemented by the Canadian Supplemented Prospectus, will contain full, true and plain disclosure of all material facts relating to the Shares as required by Canadian Securities Laws; the Canadian Supplemented Prospectus will when filed not contain a misrepresentation (as that term is defined under applicable Canadian Securities Laws) and will when filed contain full, true and plain disclosure of all material facts relating to the Shares as required by Canadian Securities Laws; provided, however, that the representations and warranties set forth in this paragraph shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(vii)

The Company has complied in all material respects with all applicable securities laws in each of the Canadian Qualifying Jurisdictions, including the respective rules and regulations made thereunder, together with applicable published national, multilateral and local instruments, policy statements, notices, blanket rulings and orders of the Canadian Securities Commissions, and all discretionary rulings and orders applicable to the Company, if any, of the Canadian Securities Commissions (collectively, “Canadian Securities Laws”) required to be complied with by the Company to qualify the Shares for distribution and sale to the public in each of the Canadian Qualifying Jurisdictions through investment dealers or brokers registered under the applicable laws of such jurisdictions who have complied with the relevant provisions of such applicable laws, except for the filing of the Canadian Supplemented Prospectus;

(viii)

Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements included in the Pricing Prospectus and the Canadian Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court, arbitrator or governmental or regulatory authority or (ii) entered into any transaction or agreement

(whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Canadian Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Canadian Prospectus, there has not been (x) other than as set forth therein, any change in the capital stock or material change in the long-term debt of the Company or any of its “significant subsidiaries” as defined in Rule 1-02 of Regulation S-X (“Significant Subsidiaries”), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or (y) any Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” shall mean any material adverse change, or any development involving a prospective material adverse change, in or affecting (i) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus and the Prospectuses, or (ii) the ability of the Company to consummate the Reorganization and perform its obligations under this Agreement, including the issuance and sale of the Shares;

(ix)

The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all real and personal property owned or used by them that are material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims, defects and imperfections of title except such as are described in the Pricing Disclosure Package and the Canadian Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(x)

Each of the Company and each of its Significant Subsidiaries has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Disclosure Package and the Canadian Prospectus. Each of the Company and its subsidiaries is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to have such power or authority or to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect, and each subsidiary of the Company required to be listed in the Registration Statement has been listed in the Registration Statement;

(xi)

After giving effect to the Reorganization (as defined in the Pricing Disclosure Package and the Canadian Prospectus), the Company will have an authorized capitalization as set forth in the Pricing Disclosure Package and the Canadian Prospectus, and all of the shares of capital stock or other equity interests of the Company to be issued and outstanding after giving effect to the Reorganization, including the Shares to be sold by the Selling Stockholders, have been duly and validly authorized and, when issued, will be fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Disclosure Package and Prospectuses; and all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer, equities or any other claim of any third party, except for the exchangeable shares in the capital of 6582125 Canada Inc. (the “Exchangeable Shares”) and such liens or encumbrances as described in the Pricing Disclosure Package and the Prospectuses;

(xii)

The Shares to be issued and sold by the Company and sold by the Selling Stockholders to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Pricing Disclosure Package and the Prospectuses; and the issuance of the Shares is not subject to any preemptive or similar rights;

(xiii)

The issue and sale of the Shares to be sold by the Company, the sale of the Shares to be sold by the Selling Stockholders and the compliance by the Company with this Agreement, the consummation of the transactions contemplated in this Agreement, the Pricing Prospectus and the Canadian Prospectus, and the application of proceeds as described in “Use of Proceeds” in the Pricing Disclosure Package and the Canadian Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B)

the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or any of its Significant Subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court, arbitrator or governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clause (A) and clause (C) for such defaults, breaches, or violations that would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court, arbitrator or governmental or regulatory agency or body is required for the execution, delivery and performance by the Company of this Agreement and compliance by the Company with the terms hereof, the issue and sale of the Shares to be sold by the Company, the consummation by the Company of the transactions contemplated by this Agreement and the application of the proceeds as described in “Use of Proceeds” in the Pricing Disclosure Package and the Canadian Prospectus, except (i) such as have been obtained under the Act and Canadian Securities Laws, (ii) the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, (iii) the filing of the Canadian Supplemented Prospectus with the Canadian Securities Commissions, and (iv) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters or to list the Shares on the Exchanges (as defined below);

(xiv)

Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or by-laws (or other applicable organization document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court, arbitrator or governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound, except, in the case of the foregoing clauses (ii) and (iii) and, in the case of clause (i) with respect to the Company’s subsidiaries that are not Significant Subsidiaries, for such defaults or violations as would not, individually or in the aggregate, have a Material Adverse Effect;

(xv)

The statements set forth in the Pricing Disclosure Package and Prospectuses under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, under the caption “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders of Our Class A Subordinate Voting Stock,” and under the caption “Underwriting,” and, in the case of the Canadian Prospectus, under the captions “Certain Canadian Federal Income Tax Consequences” and “Eligibility for Investment”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(xvi)

Other than as set forth in the Pricing Disclosure Package and the Canadian Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is or may be the subject which, if determined adversely to the Company or any of its subsidiaries would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such investigations, actions, suits or proceedings are threatened or contemplated by governmental or regulatory authorities or others;

(xvii)

The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”);

(xviii)

At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(xix)

Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(xx)

The Company, together with its subsidiaries, maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that (i) complies with the applicable requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xxi)

Since the date of the latest audited financial statements included in the Pricing Prospectus and the Canadian Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xxii)

The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the applicable requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(xxiii)

This Agreement has been duly authorized, executed and delivered by the Company and all necessary corporate action has been taken by the Company to authorize the execution and delivery of this Agreement and the transactions and documents contemplated hereby;

(xxiv)

None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, authorized agent, employee or controlled affiliate acting on behalf of the Company or any of its subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made, offered, promised or authorized any direct or indirect unlawful payment to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or any other similar applicable anti-bribery or anti-corruption law; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(xxv)

The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the applicable requirements of anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”)

and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxvi)

None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, authorized agent, employee or controlled affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions;

(xxvii)

The financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectuses, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, or with respect to which the Company has received a written waiver from the staff of the Commission, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectuses under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Disclosure Package and the Prospectuses regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(xxviii)

Except (1) as described in each of the Pricing Disclosure Package and Prospectuses or (2) as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries own or possess adequate rights to use or are licensed to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and to the knowledge of the Company, the Company and its subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others;

(xxix)

Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in each of the Pricing Disclosure Package and Prospectuses or would not reasonably be expected to have a Material Adverse Effect, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of the Company’s subsidiaries or any of their respective properties or assets;

(xxx)

Except (1) as described in each of the Pricing Disclosure Package and Prospectuses or (2) as would not reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of the properties of their respective businesses or the conduct of their respective businesses and (ii) neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course;

(xxxi)

Except (1) as described in each of the Pricing Disclosure Package and Prospectuses or (2) as would not reasonably be expected to have a Material Adverse Effect, no labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened and the Company is not is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of the Company’s subsidiaries principal suppliers, contractors or customers, in each case, except as would not have a Material Adverse Effect;

(xxxii)

Except (1) as described in each of the Pricing Disclosure Package and Prospectuses or (2) as would not reasonably be expected to have a Material Adverse Effect, (i) there are no claims, actions or causes of action against the Company or any of its subsidiaries alleging potential liability under or responsibility for violation of any Environmental Law (as defined below) related to their respective businesses, operations and properties, and their respective businesses, operations and properties are in compliance with applicable Environmental Laws; (ii) none of the properties currently or formerly owned or operated by the Company or any of its subsidiaries is listed or, to the knowledge of the Company, formally proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, or on the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency or any analogous foreign, state or local list; (iii) there are no and, to the knowledge of the Company and any of its subsidiaries, never have been, any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials (as defined below) are being or have been treated, stored or disposed on any property currently owned or operated by the Company or any of its subsidiaries; (iv) there is no asbestos or asbestos-containing material on or at any property currently owned or operated by the Company or any of its subsidiaries requiring investigation, remediation, mitigation, removal, or assessment, or other response, remedial or corrective action, pursuant to Environmental Law; (v) there have been no Releases of Hazardous Material on, at, under or from any property currently or, to the knowledge of the Company, formerly owned or operated by the Company or any of its subsidiaries, (vi) properties currently owned or operated by the Company or any of its subsidiaries do not contain any Hazardous Materials in amounts or concentrations which (x) constitute a violation of, (y) require response or other corrective action under, or (z) could be reasonably expected to give rise to liability under, Environmental Laws, (vii) none of the Company nor any of its subsidiaries is undertaking, and has not completed, either individually or together with other parties, any investigation, response or other corrective action relating to any actual or threatened Release (as defined below) of Hazardous Materials at any location, either voluntarily or pursuant to the order of any Governmental Authority (as defined below) or the requirements of any Environmental Law and (viii) all Hazardous Materials generated, used, treated, handled, or stored at, or transported or arranged for transport to or from, any property currently or, to the knowledge of the Company, formerly owned or operated by the Company or any of its subsidiaries have been disposed of in compliance with Environmental Law. As used herein: (i) “Environmental Laws” means any and all current or future federal, state, local and foreign statutes, laws, including common law, regulations or ordinances, rules, judgments, orders, decrees, permits, licenses or restrictions imposed by a Governmental Authority relating to pollution or protection of the Environment or protection of human health (to the extent relating to exposure to Hazardous Materials), including those relating to the generation, use, handling, storage, transportation, treatment or Release or threat of Release of Hazardous Materials; (ii) “Hazardous Materials” means all explosive or radioactive substances or wastes, and all other substances, wastes, pollutants, contaminants and chemicals, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, toxic mold, polychlorinated biphenyls or radon gas, of any nature in any form regulated as “hazardous” or “toxic” or as a “pollutant” or a “contaminant” pursuant to any Environmental Law; (iii) “Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material) into the Environment or into, from or through any building or structure; (iv) “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government and (v) “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, land surface and subsurface strata and natural resources such as flora, fauna and wetlands;

(xxxiii)

Except (1) as described in each of the Pricing Disclosure Package and Prospectuses or (2) as would not reasonably be expected to have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no failure to satisfy the “minimum funding standards” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA);

(xxxiv)

Except (1) as described in each of the Pricing Disclosure Package and Prospectuses or (2) as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses as is customary in their respective industry, which insurance is in amounts and insures against such losses and risks as are customarily deemed adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers;

(xxxv)

No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) and no forward looking information (within the meaning of applicable Canadian Securities Laws) contained in either the Pricing Disclosure Package or Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(xxxvi)

No acquisition has been made by the Company during its three most recently completed fiscal years that would be a significant acquisition for the purposes of Canadian Securities Laws or that would require the financial statement disclosure in respect of the acquired business prescribed by item 32 of Form 41-101F1 of NI 41-101, and no proposed acquisition by the Company has progressed to a state where a reasonable person would believe that the likelihood of the Company completing the acquisition is high and that: (i) if completed by the Company at the date of the Canadian Prospectus, would be a significant acquisition for the purposes of Canadian Securities Laws, or (ii) would require the financial statement disclosure in respect of the acquired business prescribed by item 32 of Form 41-101F1 of NI 41-101 except for such acquisitions for which no financial statements are required as a result of the granting of exemptive relief by the Canadian Securities Commissions as described in the Canadian Prospectus; and

(xxxvii)

Nothing has come to the attention of the Company or any of its subsidiaries that has caused the Company or any of its subsidiaries to believe that the statistical and market-related data included in each of the Pricing Disclosure Package and the Prospectuses is not based on or derived from sources that are reliable and accurate in all material respects.

(b)	Each of the Selling Stockholders severally represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i)

All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, the Lock-Up Agreement (as defined below) and, as applicable, the Power of Attorney and the Custody Agreement referred to below, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement and, as applicable, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(ii)

The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement, the Lock-Up Agreement, and, as applicable, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (B) result in any violation of the provisions of the certificate of incorporation or by-laws (or other applicable organizational document) of such Selling Stockholder or (C) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its subsidiaries or any property or assets of such Selling Stockholder or require a consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency for the performance by such Selling Stockholder of its obligations under this Agreement and, as applicable, the Power of Attorney and the Custody Agreement and the consummation by such Selling Stockholder of the transactions contemplated by this Agreement and, as applicable, the Power of Attorney and the Custody Agreement in connection with the Shares to be sold by such Selling Stockholder hereunder, except in the case of clause (A) and clause (C) for such defaults, breaches, or violations that would not, individually or in the aggregate, have a Material Adverse Effect and, in the case of clause (C), for the registration under the Act of the Shares, the approval by FINRA of the underwriting terms and arrangements, the filing of the Canadian Supplemented Prospectus with the Canadian Securities Commissions and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws or Canadian Securities Laws in connection with the purchase and distribution of the Shares by the Underwriters or to list the Shares on the Exchanges;

(iii)

Such Selling Stockholder will have, immediately prior to each Time of Delivery (as defined in Section 4 hereof), good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Stockholder hereunder at such Time of Delivery, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(iv)

On or prior to the date of the Pricing Disclosure Package and the Canadian Prospectus, such Selling Stockholder has executed and delivered to the Underwriters an agreement substantially in the form of Annex II hereto (each, a “Lock-Up Agreement”).

(v)

Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company;

(vi)

Solely to the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectuses or any amendment or supplement thereto are made in reliance upon and in conformity with information furnished in writing to the Company by a Selling Stockholder expressly for use in connection with the disclosure required by Form S-1 or applicable Canadian Securities Laws (the “Selling Stockholder Information”), (y) such statements in the Registration Statement and U.S. Preliminary Prospectus did, and such statements in the U.S. Prospectus and any further amendments or supplements to the Registration Statement and the U.S. Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and such statements did and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (z) such statements in the Canadian Prospectus and the Canadian Supplemented Prospectus comply and, as amended or supplemented will comply, in all material respects with Canadian Securities Laws and such statements did not, and as amended, if applicable, such statements will not, when filed contain, a misrepresentation (as that term is defined under applicable Canadian Securities Laws);

(vii)

In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof) establishing a complete exemption from United States backup withholding tax;

(viii)

Certificates in negotiable form representing all of the Shares to be sold hereunder by such Selling Stockholder if listed in Schedule II hereto as having entered into a Custody Agreement (as defined below) have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such Selling Stockholder to Computershare Inc., as custodian (the “Custodian”), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Stockholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement;

(ix)

The Shares represented by the certificates held in custody for such Selling Stockholder under a Custody Agreement are subject to the interests of the Underwriters hereunder; any arrangements made by such Selling Stockholder for such custody, and any appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares to be sold by such Selling Stockholder hereunder, certificates representing the Shares to be sold by such Selling Stockholder hereunder shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of any Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event;

(x)

Such Selling Stockholder is not (1) an employee benefit plan subject to ERISA, (2) a plan or account subject to Section 4975 of the Code or (3) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise; and

(xi)

Such Selling Stockholder is not prompted by any material non-public information concerning the Company or any of its subsidiaries that is not disclosed in the Pricing Disclosure Package and the Canadian Prospectus to sell its Shares pursuant to this Agreement.

2.

Subject to the terms and conditions herein set forth, (a) the Company and each Selling Stockholder agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders, at the purchase price per share set forth in Schedule I, the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Selling Stockholders, as and to the extent indicated in Schedule II hereto agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election an additional amount of shares of Stock as set forth on Schedule II, at the price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by all Selling Stockholders as set forth in Schedule II hereto in proportion to the maximum number of Optional Shares to be sold by each Selling Stockholder as set forth in Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company and the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

1156676 Ontario Ltd., a corporation existing under the laws of the Province of Ontario and named as a Selling Stockholder hereunder as of the date hereof (“1156676”), may, prior to each applicable Time of Delivery, transfer ownership of the total number of Firm Shares and Optional Shares, respectively, appearing across from its name in Schedule II hereto (the “1156676 Shares”) to one or more newly-formed entities, all of the interests of which are owned, directly or indirectly, by 1156676 (the “1156676 Assignee(s)”), that has duly executed and delivered to the Underwriters a joinder agreement to this Agreement (a form of which is attached as Annex IV hereto) and, at such time, has duly executed and delivered to the Underwriters a Lock-Up Agreement (a form of which is attached as Annex II hereto), in each case, in form and substance satisfactory to you, and in such event such 1156676 Assignee shall assume the obligations of 1156676 as a Selling Stockholder hereunder in substitution for 1156676, and 1156676 shall remain jointly and severally liable with such 1156676 Assignees for such obligations.

3.	Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectuses.

4. (a)

The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Company and the Selling Stockholders to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such

Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Company and the Custodian to the Representatives at least forty-eight hours in advance. The Company and the Selling Stockholders will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [●], 2018 or such other time and date as the Representatives, the Company and the Attorneys-in-Fact may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives, the Company and the Attorneys-in-Fact may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery.”

(b)

The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(v) hereof, will be delivered at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the Business Day preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City or Toronto are generally authorized or obligated by law or executive order to close.

5.	The Company agrees with each of the Underwriters:

(a)

To prepare the U.S. Prospectus and Canadian Supplemented Prospectus in forms approved by you and to file such U.S. Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act, and to file the Canadian Supplemented Prospectus (containing the PREP Information) in accordance with the PREP Procedures with each of the Canadian Securities Commissions promptly after the execution and delivery of this Agreement and in any event not later than such Canadian Securities Commissions’ close of business on the second business day following the execution and delivery of this

Agreement and to take all other steps and proceedings that may be necessary to qualify the Shares for distribution and sale to the public in each of the Canadian Qualifying Jurisdictions through investment dealers or brokers registered under the applicable laws of such jurisdictions who have complied with the relevant provisions of such applicable laws; to make no further amendment or any supplement to the Registration Statement, the U.S. Prospectus or the Canadian Prospectus prior to the last Time of Delivery which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the U.S. Prospectus or Canadian Prospectus or any amended U.S. Prospectus or Canadian Prospectus has been filed and to furnish you with copies thereof (including, in the case of any supplemented or amended Canadian Prospectus, in the English and French languages) and to deliver to the Underwriters all signed and certified copies of any such supplemented or amended Canadian Prospectus in the English and French languages along with all documents similar to those referred to in sub-Sections 5(b)(i), (ii), (iii) and (iv) and such other documents as the Underwriters may reasonably request; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission or any of the Canadian Securities Commissions of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, of any written communication received by the Company from any Canadian Securities Commission, the TSX (as defined below) or any governmental authority or of any request by the Commission or any Canadian Securities Commission for the amending or supplementing of the Registration Statement, the U.S. Prospectus or the Canadian Prospectus, as applicable, or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)

To deliver to the Underwriters contemporaneously, as nearly as practicable, with the execution and delivery of this Agreement, in each case to the extent not previously delivered to the Underwriters: (i) a copy of the Canadian Preliminary Prospectus and the Canadian Prospectus in each of the French and English language signed and certified as required by Canadian Securities Laws in each of the Canadian Qualifying Jurisdictions; (ii) a copy of all such documents and certificates that were filed with the Canadian Preliminary Prospectus and the Canadian Prospectus under Canadian Securities Laws; (iii) opinions of the auditors of the Company, Ernst & Young LLP, dated the date of the Canadian Preliminary Prospectus and the date of the Canadian Prospectus addressed to the Underwriters, the Company, the Selling Shareholders, and their respective counsel, in form and substance satisfactory to the Underwriters and their counsel, to the effect that the French language version of the financial statements and notes to such statements and the related auditors’ report on such statements, and disclosure under the headings “Non-GAAP Financial Measures”, “Prospectus Summary — Summary Consolidated Financial and Other Data”, “Capitalization”, “Selected Historical Consolidated Financial and Other Data”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and “Index to Consolidated Financial Statements” (including the Audited Consolidated Annual Financial Statements and Report of Independent Registered Public Accounting Firm and the Unaudited Consolidated Interim Financial Statements) (collectively, the “Financial Information”) contained in the Canadian Preliminary Prospectus and the Canadian Prospectus includes the same information and in all material respects carries the same meaning as the English language version thereof; (iv) opinions of Stikeman Elliott LLP, dated the date of the Canadian Preliminary Prospectus and the date of the Canadian Prospectus, as the case may be, addressed to the Underwriters’, the Company, the Selling Shareholders, and their respective counsel, in form and substance satisfactory to the Underwriters and their counsel, to the effect that the French Language version of each of the Canadian Preliminary Prospectus and the Canadian Prospectus, except for the Financial Information, as to which no opinion need be expressed by such counsel, is, in all material respects, a complete and proper translation of the English language version thereof; and (v) a letter from the TSX advising the Company that approval of the conditional listing of the Shares has been granted by the TSX, subject to the satisfaction of the conditions set out therein and any other customary conditions of the TSX. The deliveries set forth in clause (i) above shall also constitute the Company’s consent to the Underwriters’ use of the Canadian Preliminary Prospectus and of the Canadian Prospectus, as applicable, for the distribution of the Shares in the Canadian Qualifying Jurisdictions in compliance with the provisions of this Agreement;

(c)

Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that, in connection therewith, the Company shall not be required to (i) qualify as a foreign corporation, (ii) to file a general consent to service of process in any jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject;

(d)

Prior to 10:00 a.m., New York City time, on the Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the U.S. Prospectus in New York City and, prior to 10:00 a.m., New York City time, on the second Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Canadian Prospectus in the English and French languages in Toronto, each in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to (with respect to the U.S. Prospectus) the expiration of nine months after the time of issue of the U.S. Prospectus in connection with the offering or sale of the Shares or, with respect to the Canadian Prospectus, the date of completion of the distribution of such Shares, and if at such time, (i) any event shall have occurred as a result of which the Prospectuses as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectuses (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) are delivered, not misleading, (ii) (A) any event shall have occurred that would constitute a material change (as such term is defined under Canadian Securities Laws), or (B) any event shall have occurred that shall cause any change in any material fact (which for the purposes of this Agreement shall be deemed to include the disclosure of any previously undisclosed material fact) contained in the Canadian Prospectus which fact or change is, or may be, of such a nature as to render any statement in the Canadian Prospectus misleading or untrue in any material respect or which would result in a misrepresentation in the Prospectus or which would result in the Canadian Prospectus not complying (to the extent that such compliance is required) with Canadian Securities Laws; or (iii) if for any other reason it shall be necessary during such same period to amend or supplement the U.S. Prospectus or the Canadian Prospectus in order to comply with the Act or Canadian Securities Laws, as applicable, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended U.S. Prospectus or Canadian Prospectus (in the English and French languages), as the case may be, or a supplement to the U.S. Prospectus or Canadian Prospectus (in the case of a supplement to the Canadian Prospectus, in the English and French languages), as the case may be, which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the U.S. Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented U.S. Prospectus complying with Section 10(a)(3) of the Act or an amended or supplemented Canadian Prospectus in the English and French languages and complying with Canadian Securities Laws;

(e)

To promptly (and in any event within any applicable time limitation) comply with all legal requirements under the Act, other applicable U.S. securities laws and blue sky laws, Canadian Securities Laws, including Section 57 of the Securities Act (Ontario) and the comparable provisions of the other Canadian Securities Laws, and the rules and by-laws governing the NYSE and TSX (each as defined below) required as a result of an event described in subsection 5(d) in order to continue to qualify the distribution of the Shares in each of the Canadian Qualifying Jurisdictions and the offering of the Shares in the United States pursuant to this Agreement, including the prospectus amendment provisions of Canadian Securities Laws, and to prepare and file to the reasonable satisfaction of the Underwriters any amendment or supplement to the Registration Statement, the U.S. Prospectus and the Canadian Prospectus which, in the opinion of the Underwriters, may be necessary or advisable. The Company shall also cooperate in all respects with the Underwriters and their counsel to allow and assist the Underwriters to participate in the preparation of any such supplement or amendment and to conduct all due diligence investigations which the Underwriters deem appropriate in order to fulfill their obligations as underwriters and to enable the Underwriters to responsibly execute any certificate related to such supplement or amendment required to be executed by them;

(f)

To make generally available to its securityholders (which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”)) as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g) (i)

During the period beginning from the date hereof and continuing to and including the date that is 365 days after the date of the Prospectuses (the “Company Lock-Up Period”), not to (y) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (z) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (y) or (z) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than (v) the Shares to be sold hereunder, (w) securities to be issued in connection with the Reorganization and described in the Pricing Disclosure Package, including the Exchangeable Shares and the Class B multiple voting shares (x) securities issued or granted pursuant to employee stock option plans existing on the date of the Agreement and described in the Pricing Disclosure Package, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement or issued in connection with the Reorganization and described in the Pricing Disclosure Package, (y) the issuance of shares of Stock in connection with the acquisition of the assets of, or a majority or controlling portion of the equity of, or a joint venture with another entity in connection with the acquisition by the Company or any of its subsidiaries of such entity; provided in the case of this clause (y) that the transferee of such shares agrees to be bound in writing to the restrictions set forth in this clause and provided further that the aggregate number of shares of Stock that the Company may sell or issue or agree to sell or issue pursuant to clause (y) shall not exceed 10% of the total number of shares of Stock issued and outstanding immediately following the First Time of Delivery, and (z) the filing of any registration statement on Form S-8 or a successor form thereto relating to the shares of Stock granted pursuant to or reserved for issuance under the stock-based compensation plans of the Company and its subsidiaries referred to in clause (x)), without the prior written consent of Goldman Sachs & Co. LLC;

(ii)

If Goldman Sachs & Co. LLC, in its sole discretion, agrees to release or waive the restrictions set forth in lock-up letters pursuant to Section 1(b)(iv) or Section 8(m) hereof, in each case for an officer or director of the Company, and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex III hereto through a major news service at least two business days before the effective date of the release or waiver;

(h)

During a period of three years from the effective date of the Registration Statement to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided that any report, communication or financial statement furnished or filed with the Commission that is publicly available on the Commission’s EDGAR system or the Canadian Securities Commissions’ SEDAR system shall be deemed to have been furnished to you at the time furnished or filed with the Commission or the Canadian Securities Commissions, as applicable;

(i)

During a period of three years from the effective date of the Registration Statement to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any Canadian Securities Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission or any Canadian Securities Commission); provided that any report, communication or financial statement furnished or filed with the Commission that is publicly available on the Commission’s EDGAR system or the Canadian Securities Commissions’ SEDAR system shall be deemed to have been furnished to you at the time furnished or filed with the Commission or the Canadian Securities Commissions, as applicable and, provided further, that no additional information shall be required if the disclosure of such additional information would result in a violation of Regulation FD or would require public disclosure to avoid resulting in a violation of Regulation FD;

(j)

To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Disclosure Package and the Canadian Prospectus under the caption “Use of Proceeds”;

(k)

To use its best efforts to list for trading, subject to notice of issuance, the Shares on each of the New York Stock Exchange (the “NYSE”) and the Toronto Stock Exchange (the “TSX” and, together with the NYSE, the “Exchanges”);

(l)	To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(m)

If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a);

(n)

Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

6. (a)

The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Stockholder represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(a) or Schedule III(b) hereto; the Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make use of any materials that would constitute marketing materials (as defined in NI 41-101) relating to the Shares, the Company or the offering; each Selling Stockholder represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make use of any materials that would constitute marketing materials (as defined in NI 41-101) relating to the Shares, the Company of the offering; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make use of any materials that would constitute marketing materials (as defined in NI 41-101) relating to the Shares, the Company or the offering; any such materials the use of which has been consented to by the Company and the Representatives are the marketing materials (as defined in NI 41-101) listed on Schedule III(c) hereto and the Underwriters agree (severally and not jointly) to comply with Canadian Securities Laws in connection with the provision any marketing materials or standard term sheet (each as defined in NI 41-101) to prospective purchasers of the Shares;

(b)

The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; the Company has complied and will comply with the requirements of NI 41-101 and NI 44-103 applicable to any marketing materials (as defined in NI 41-101), including filing with the Canadian Securities Commissions in each of the Canadian Qualifying Jurisdictions of the template version (as defined in NI 41-101) of any marketing materials (as defined in NI 41-101) the use of which is consented to by the Company and the Representatives not later than the day on which such marketing materials were first provided (as defined in NI 41-101) to a potential investor; and

(c)

The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectuses or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information.

7. (a)

The Company covenants and agrees with the Selling Stockholders and the several Underwriters to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act, the qualification of the Shares for distribution by prospectus under Canadian Securities Laws and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectuses and amendments and supplements thereto (including the Canadian Supplemented Prospectus) and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under U.S. state securities laws and Canadian Securities Laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (such fees and disbursements of counsel for the Blue Sky survey not to exceed $15,000) and (iv) all fees and expenses in connection with listing the Shares on each of the Exchanges; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with any required review by FINRA of the terms of the sale of the Shares (such fees and disbursements of counsel not to exceed $30,000); (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) all taxes arising as a result of the sale and delivery of the Shares by the Company to or for the account of the Underwriters, including any Canadian withholding, transfer or other tax (but excluding any Canadian income tax on the income of any Underwriter whose net income is otherwise subject to tax by Canada or any jurisdiction thereof) asserted against an Underwriter by reason of the purchase and sale of a Share pursuant to this Agreement; (ix) all expenses of the Company related to the “roadshow” for any underwritten public offering of the Shares, including without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, and fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company; provided that any expenses or costs associated with any chartered plane (including the costs of any plane owned by the Company or under a subscription service used by the Company) used in connection with any “road show” presentation to potential investors will be paid 50% by the Company and 50% by the Underwriters and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and

(b)

each Selling Stockholder covenants and agrees with the Company and the several Underwriters to pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for such Selling Stockholder and (ii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder. In connection with clause (b)(ii) of the preceding sentence, the Representatives agree to pay New York State stock transfer tax, and the Selling Stockholders agree to reimburse the Representatives for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that (i) the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement or which the Company has contractually agreed with the Selling Stockholders to pay, and (ii) except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8.

The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)

The U.S. Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; the Canadian Supplemented Prospectus shall have been filed with the Canadian Securities Commissions in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, U.S. Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; no order having the effect of ceasing or suspending the distribution of the Shares or the use of the Canadian Preliminary Prospectus, the Canadian Prospectus or the Canadian Supplemented Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by any Canadian Securities Commission or the TSX; and all requests for additional information on the part of the Commission or any Canadian Securities Commission shall have been complied with to your reasonable satisfaction;

(b)

Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to you their written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)

Osler, Hoskin & Harcourt LLP, Canadian counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(d)	Baker & Hostetler LLP, counsel for the Company, shall have furnished to you their written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you;

(e)	Stikeman Elliott LLP, Canadian counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(f)

Baker & Hostetler LLP and Stikeman Elliott LLP, counsel for each of the Selling Shareholders named in Schedule II hereto, shall each have furnished to you their written opinion with respect to each of the Selling Shareholders, dated such Time of Delivery, in form and substance satisfactory to you;

(g)

On the date of the Prospectuses at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a comfort letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(h)

The Company shall have furnished or caused to be furnished to you at the time of execution of this Agreement and also at each Time of Delivery a certificate executed by the Company’s Chief Financial Officer (solely in such capacity) to you providing “management comfort” with respect to certain financial data contained in the Registration Statement, the Pricing Prospectus and the Prospectuses, in form and substance satisfactory to you;

(i)

(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Disclosure Package and the Canadian Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus and the Canadian Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus and the Canadian Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting (x) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Disclosure Package and the Prospectuses, or (y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectuses;

(j)

On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(k)

On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on either of the Exchanges; (ii) a suspension or material limitation in trading in the Company’s securities on either of the Exchanges; (iii) a general moratorium on commercial banking activities in the United States or Canada declared by the relevant authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or Canada; (iv) the outbreak or escalation of hostilities involving the United States or Canada or the declaration by the United States or Canada of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectuses;

(l)

The Shares to be sold at such Time of Delivery shall have been (i) duly listed, subject to notice of issuance, on the NYSE and (ii) duly listed and posted for trading on the TSX as of the opening of trading on the date of the Time of Delivery, subject only to the conditions set for in the conditional approval letter of the TSX dated [●], 2018 and to any other customary conditions of the TSX;

(m)

The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each officer, director and stockholder of the Company listed on Schedule IV hereto, substantially to the effect set forth in Annex II hereto in form and substance satisfactory to you;

(n)

The Company shall have complied with the provisions of Section 5(d) hereof with respect to the furnishing of prospectuses on the Business Day next succeeding the date of this Agreement or on the second Business Day next succeeding the date of this Agreement, as applicable;

(o)

The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as you may reasonably request, and the Company shall have further furnished or caused to be furnished certificates as to such matters set forth in subsections (a), (i) and (j) of this Section 8;

(p)

The Company shall have furnished or caused to be furnished to you a duly executed certificate, dated not more than thirty (30) days prior to such Time of Delivery, that satisfies the requirements of Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3) and certifies that the Company is not and, in the five year period preceding such Time of Delivery, has never been a “United States real property holding corporation” as defined in Section 897(c)(2) of the Code and the Treasury Regulations promulgated thereunder;

(q)

No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of such Time of Delivery, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of such Time of Delivery, prevent the issuance or sale of the Shares;

(r)

The Underwriters shall have received reasonably satisfactory evidence of the good standing of the Company and its Significant Subsidiaries on and as of such Time of Delivery in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Underwriters may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions;

(s)

Following each transfer to a 1156676 Assignee as contemplated by Section 2 hereof, and immediately prior to each such Time of Delivery, the 1156676 Assignee will have good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the 1156676 Shares at such Time of Delivery, free and clear of all liens, encumbrances, equities or claims;

(t)

Prior to each applicable Time of Delivery, each 1156676 Assignee shall have provided to the Representatives a properly completed and executed Certificate Regarding Beneficial Owners of Legal Entity Customers, together with any required identifying documentation, and shall have provided such additional supporting documentation as the Representatives have reasonably requested in connection with verification of the forgoing certification; and

(u)	On or prior to such Time of Delivery, the Company shall have furnished to the Underwriters such further certificates and documents as the Underwriters may reasonably request.

9. (a)

The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act, Canadian Securities Laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any U.S. Preliminary Prospectus, the Pricing Prospectus or the U.S. Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) a misrepresentation or alleged misrepresentation (as that term is defined under applicable Canadian Securities Laws) contained in the Canadian Preliminary Prospectus, the Canadian Prospectus or any amendment or supplement thereto (including for greater certainty the Canadian Supplemented Prospectus), and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission or misrepresentation or alleged misrepresentation (as that term is defined under applicable Canadian Securities Laws) made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectuses, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information.

(b)

Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act, Canadian Securities Laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any U.S Preliminary Prospectus, the Pricing Prospectus or the U.S. Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) a misrepresentation or alleged misrepresentation (as that term is defined under applicable Canadian Securities Laws) contained in the Canadian Preliminary Prospectus, the Canadian Prospectus or any amendment or supplement thereto (including for greater certainty the Canadian Supplemented Prospectus), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission or misrepresentation or alleged misrepresentation (as that term is defined under the applicable Canadian Securities Laws), as the case may be, was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or any of the Prospectuses, or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholders shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission or misrepresentation or alleged misrepresentation (as that term is defined under applicable Canadian Securities Laws) made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectuses, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information; provided, further, that the liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the aggregate public offering price of the Stock sold by such Selling Shareholder hereunder.

(c)

Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act, Canadian Securities Laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any U.S. Preliminary Prospectus, the Pricing Prospectus or the U.S. Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) a misrepresentation or alleged misrepresentation (as that term is defined under applicable Canadian Securities Laws) contained in the Canadian Preliminary Prospectus, the Canadian Prospectus or any amendment or supplement thereto (including for greater certainty the Canadian Supplemented Prospectus); in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission or misrepresentation (as that term is defined under applicable Canadian Securities Laws), as the case may be, was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectuses, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein in connection with the disclosure required by Form S-1 or Canadian Securities Laws; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectuses furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the second sentence of the seventh paragraph under the caption “Underwriting”, and the information contained in the (i) second, third and fourth sentences of the second paragraph, (ii) twelfth paragraph and (iii) thirteenth paragraph, each under the caption “Underwriting.”

(d)

Promptly after receipt by an indemnified party under subsection (a), (b) or (c) of this section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)

If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no

Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)

The obligations of the Company and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

(g)

Each of PNC Capital Markets LLC, BTIG, LLC, KeyBanc Capital Markets Inc., Stifel, Nicolaus & Company, Incorporated and William Blair & Company, LLC (collectively, the “Non-Canadian Underwriters” and each, a “Non-Canadian Underwriter”) will only offer and sell Shares outside of Canada and will not, directly or indirectly, solicit offers to purchase or sell Shares in Canada. Provided that such Non-Canadian Underwriter has not terminated and cancelled its obligations to the Company in accordance with this Agreement, such Non-Canadian Underwriter agrees that, if any losses, claims, damages or liabilities, joint or several (collectively, “Claims”), are suffered by an indemnified party as contemplated in this Section 9 (and such Claims did not include such Non-Canadian Underwriter on the basis that such Non-Canadian Underwriter did not sign the underwriters’ certificate to the Canadian Prospectus or the Canadian Supplemented Prospectus) under Section 130 of the Securities Act (Ontario) or the equivalent provisions of Canadian Securities Laws in other Canadian Qualifying Jurisdictions based upon a misrepresentation or alleged misrepresentation (as defined in Canadian Securities Laws) in the Canadian Prospectus or Canadian Supplemented Prospectus, and such indemnified party is determined by a court of competent jurisdiction or other governmental authority in a final judgment or decision from which no appeal can be made to be liable pursuant to such laws in respect of such Claims and such indemnified party does pay such Claims (the “Liability Amount”), then such Non-Canadian Underwriter shall indemnify on a several basis, and not a joint or joint and several basis, such indemnified party from and against the Liability Amount for such Non-Canadian

Underwriter’s pro rata share of such Liability Amount, on the basis of and assuming that such Non-Canadian Underwriter had signed the underwriters’ certificate to the Canadian Prospectus or the Canadian Supplemented Prospectus, but only to the extent of its underwriting obligation under Schedule I hereto. Each Non-Canadian Underwriter shall further indemnify such indemnified party, without regard to the final outcome of any such Claims, for such Non-Canadian Underwriter’s pro rata share of any legal and other expenses reasonably incurred and paid by such indemnified party in connection with the investigation or defense of any such Claims (the “Indemnified Expenses”). For the purposes of determining the aggregate amount that the applicable Non-Canadian Underwriter is obligated to indemnify all other indemnified parties, “pro rata” will be based on the percentage of Firm Shares set forth opposite the name of such Non-Canadian Underwriter in Schedule I hereto as compared to the total number of Firm Shares. For the avoidance of doubt, the maximum aggregate amount which a Non-Canadian Underwriter is required to indemnify the other indemnified parties under this Section 9(g) shall be the lesser of (i) the percentage of the total of the Liability Amount and Indemnified Expenses equal to the percentage of Firm Shares set forth opposite such Non-Canadian Underwriter’s name in Schedule 1 hereto as compared to the total number of Firm Shares, and (ii) the total public offering price of the Firm Shares and Optional Shares such Non-Canadian Underwriter is required to place or purchase under Schedule I hereto. The amount payable by a Non-Canadian Underwriter to the indemnified parties pursuant to this Section 9(g) shall be reduced to the extent that such Non-Canadian Underwriter is required to pay damages directly to plaintiffs under Canadian Securities Laws in connection with the Claim or Claims that are the subject matter of the indemnification being sought. Further, a Non-Canadian Underwriter will only be required to make payment to an indemnified party pursuant to this Section 9(g) if (i) such indemnified party has used reasonable commercial efforts to be reimbursed for the Liability Amount and Indemnified Expenses pursuant to this Section 9 but has not been fully reimbursed and (ii) it has not been determined (either by a court of competent jurisdiction in a final judgment from which no appeal can be made or by acknowledgement of the indemnified party) that the Claim resulting in the Liability Amount and Indemnified Expenses was caused by or resulted from the fraud, fraudulent misrepresentation, gross negligence or willful misconduct of such indemnified party and to the extent that a court of competent jurisdiction in a final judgment from which no appeal can be made determines, or the indemnified party acknowledges, that such Claim to which such indemnified party is subject was caused by or resulted from the fraud, fraudulent misrepresentation, gross negligence or willful misconduct of such indemnified party then such indemnified party shall promptly reimburse to such Non-Canadian Underwriter any Indemnified Expenses. If any Claim is asserted against any indemnified party that is or may be subject to indemnification under this Section 9(g), the indemnified party will notify the Non-Canadian Underwriters in writing as soon as possible of the particulars of such Claim (but the omission so to notify the Non-Canadian Underwriters of any potential Claim shall not relieve a Non-Canadian Underwriter from any liability which it may have to any indemnified party and any omission so to notify the Non-Canadian Underwriters of any actual Claim shall affect a Non-Canadian Underwriter’s liability only to the extent that such Non-Canadian Underwriter is actually and materially prejudiced by that failure). Each Non-Canadian Underwriter agrees that to the extent that such Non-Canadian Underwriter is not a party to such Claim the other Underwriters will be entitled to conduct the defence of any such action or proceeding brought to enforce such Claim, such the Non-Canadian Underwriter’s liability hereunder shall not be reduced in any way based upon the conduct of such defense unless the indemnified parties are determined to be grossly negligent (by a court of competent jurisdiction in a final judgment from which no appeal can be made) in conducting such defence. The Underwriters shall provide the Non-Canadian Underwriters with notice of any material developments in the action or proceeding.

10. (a)

If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company or a Selling Stockholder notifies you that it has so arranged for the purchase of such Shares, you or the Company or the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectuses, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectuses which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)

If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)

If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except for the expenses to be borne by the Company, the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.

The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, any Selling Stockholder, or any officer or director or controlling person of the Company or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

12.

If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein (other than as set forth in clauses (i), (iii), (iv) or (v) of Section 8(k)), the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.

In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives at: (i) Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department and (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Syndicate Department (Fax: (212) 230-8730), with a copy to Latham & Watkins LLP, 555 Eleventh Street, N.W., Suite 1000, Washington, D.C. 20004, attention of Patrick H. Shannon; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary, with a copy to Baker & Hostetler LLP, Key Tower, 127 Public Square, Suite 2000, Cleveland, OH 44114, attention of John J. Harrington; and if to the Selling Stockholders shall be delivered or sent by mail, telex or facsimile transmission to [●], with a copy to [●], attention of [●]; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you upon request; provided, however, that notices under subsection 5(g) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives at (i) Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Control Room and (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Syndicate Department (Fax: (212) 230-8730). Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA PATRIOT ACT of 2001, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14.

This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.

Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business and chartered banks in Canada are open for business in Toronto, Ontario.

16.

The Company and each Selling Stockholder acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company and each Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each Selling Stockholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto.

17.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

18.

This Agreement and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. The Company and each Selling Stockholder agrees that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and each Selling Stockholder agrees to submit to the jurisdiction of, and to venue in, such courts.

19.

The Company, each Selling Stockholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.

This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21.

Notwithstanding anything herein to the contrary, the Company and each Selling Stockholder is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and, upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Zekelman Industries, Inc.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by doing so that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney that authorizes such Attorney-in-Fact to take such action.

Selling Stockholders

By:
Name:
Title:
As Attorney-in-Fact acting on behalf of each of the Selling Stockholders that are individuals named in Schedule II to this Agreement

1156676 Ontario Ltd.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

Goldman Sachs & Co. LLC

For itself and as Representative of the other Underwriters named in Schedule I hereto

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Merrill Lynch, Pierce, Fenner & Smith Incorporated

For itself and as Representative of the other Underwriters named in Schedule I hereto

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE I

The initial public offering price per share for the Shares shall be $[●].

The purchase price per share for the Shares to be paid by the several Underwriters shall be $[●], being an amount equal to the initial public offering price set forth above less $[●] per share, subject to adjustment in accordance with Section 2 for dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares.

Underwriter	Total Number of Firm Shares to be Purchased	Total Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman Sachs & Co. LLC	[●]	[●]
Merrill Lynch, Pierce, Fenner & Smith Incorporated	[●]	[●]
BMO Capital Markets Corp.	[●]	[●]
Credit Suisse Securities (USA) LLC	[●]	[●]
Griffiths McBurney Corp.	[●]	[●]
KeyBanc Capital Markets Inc.	[●]	[●]
William Blair & Company, L.L.C.	[●]	[●]
Stifel, Nicolaus & Company, Incorporated	[●]	[●]
BTIG, LLC	[●]	[●]
PNC Capital Markets LLC	[●]	[●]

Total	[●]	[●]

SCHEDULE II

	Total Number of Firm Shares to be Sold	Total Number of Optional Shares to be Sold if Maximum Option Exercised
Company	[●]	—
Selling Stockholders
[●](a)	[●]	[●]
[●](b)	[●]	[●]
1156676 Ontario Ltd.	[●]	[●]

Total	[●]	[●]

(a)	This Selling Stockholder is represented by [●] and has appointed [●] and [●], and each of them, as the Attorneys-in-Fact, for such Selling Stockholder.

(b)	This Selling Stockholder is represented by [●] and has appointed [●] and [●], and each of them, as the Attorneys-in-Fact, for such Selling Stockholder.

SCHEDULE III

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Electronic Roadshow, dated September 7, 2018, including any audiovisual materials (including customer testimonials) included therein.

(b)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The initial public offering price per share for the Shares is $[●].

The number of Shares purchased by the Underwriters is [●].

(c)	Marketing Materials

Investor Presentation, dated September 7, 2018.

(d)	Canadian Final PREP Prospectus.

SCHEDULE IV

Persons and Entities Subject to Lock-Up

Barry M. Zekelman

Michael J. Graham

Michael P. McNamara

Michael E. Mechley

Curtis A. Cusinato

Brian R. Hedges

Armand F. Lauzon, Jr.

David W. Seeger

Edward M. Siegel

Alan S. Zekelman

Clayton W. Zekelman

1156676 Ontario Ltd.

Man of Steel Holdings Ltd.

1156676 Assignee(s) (as defined in Section 2 of this Agreement)

ANNEX II

Form of Lock-Up Agreement

Zekelman Industries, Inc.

Lock-Up Agreement

[Date]

Goldman Sachs & Co. LLC

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

c/o Goldman Sachs & Co. LLC

200 West Street,

New York, New York 10282-2198

c/o Merrill Lynch, Pierce, Fenner & Smith

                           Incorporated

One Bryant Park

New York, New York 10019

As representatives (the “Representatives”) of the several Underwriters named in Schedule I to the Underwriting Agreement

Re: Zekelman Industries, Inc. – Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as Representatives (the “Representative”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Zekelman Industries, Inc., a Delaware corporation (the “Company”), and the Selling Stockholders named in Schedule II to such agreement, providing for a public offering (the “Public Offering”) of Class A Subordinate Voting Stock, par value $0.01 per share (the “Stock”), of the Company (the “Shares”) pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this agreement (this “Lock-Up Agreement”) and continuing to and including the date 365 days after the date set forth on the final prospectus used to sell the Shares (the “Stockholder Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Stock, or any options or warrants to purchase any shares of Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Stock, whether now owned or hereafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

[If the undersigned is an officer or director of the Company, (1) the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the offering, (2) Goldman Sachs & Co. LLC agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Stock, Goldman Sachs & Co. LLC will notify the Company of the impending release or waiver, and (3) the Company has agreed in Section 5(g)(ii) of the Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Goldman Sachs & Co. LLC hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.]

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) solely to the extent such options, warrants or other equity awards expire during the Stockholder Lock-Up Period, the transfer of Stock or of any securities convertible into Stock to the Company upon a vesting event of the Company’s securities or upon the exercise of options, warrants or other equity awards to purchase the Company’s securities on a “cashless” or “net exercise” basis, to the extent permitted by the instruments representing such options, warrants or other equity awards (whether to cover the applicable exercise price, withholding tax obligations or otherwise), and the Company’s cancellation of all or a portion thereof to pay the exercise price and/or withholding tax obligations, (iv) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Stock, provided that (A) such plan does not provide for the transfer of Stock during the Stockholder Lock-Up Period, and (B) the establishment of such plan does not require or otherwise result in any public filing or other public announcement of such plan during the Stockholder Lock-Up Period, (v) the transfer of Stock or any security convertible into or exercisable or exchangeable for Stock that occurs by operation of law pursuant to a qualified domestic order in connection with a divorce settlement or other court order, provided in the case of this clause (v) that the transferee of such shares agrees to be bound in writing to the restrictions set forth in this Lock-Up Agreement, (vi) the transfer of Stock or any security convertible into or exercisable or exchangeable for Stock after the completion of the Public Offering pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company, made to all holders of Stock involving a Change of Control (as defined below), provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Stock owned by the undersigned shall remain subject to the restrictions contained in this letter, or (vii) with the prior written consent of Goldman Sachs & Co. LLC on behalf of the Underwriters. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin and “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Public Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 90% of the voting control of the outstanding voting securities of the Company (or the surviving entity).

In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such capital stock except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (i), (ii), or (iii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

[Signature Page Follows]

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Exact Name of Shareholder (Print)

Authorized Signature

Title (Print)

[Signature Page to Lock-Up Agreement]

ANNEX III

Form of Press Release Regarding Release or Waiver of Lock-Up

Zekelman Industries, Inc.

[Date]

Zekelman Industries, Inc. (the “Company”) announced today that Goldman Sachs & Co. LLC, the lead book-running manager in the Company’s recent public sale of [●] shares of Class A Subordinate Voting stock, is [waiving] [releasing] a lock-up restriction with respect to [●] shares of the Company’s Class A Subordinate Voting stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [●], 20[●], and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

ANNEX IV

Form of Joinder Agreement

Zekelman Industries, Inc.

Class A Subordinate Voting Stock, par value $0.01 per share

Joinder Agreement

[●], 2018

Reference is hereby made to that certain underwriting agreement (the “Underwriting Agreement”), dated as of [●], 2018, among Zekelman Industries, Inc., a Delaware corporation (the “Company”), the selling stockholders named in Schedule II thereto and Goldman Sachs & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in Schedule I thereto (the “Underwriters”), relating to the issuance and sale to the Underwriters of [●] shares of Class A subordinate voting stock of the Company, par value $0.01 per share. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

1.    Joinder. The undersigned hereby acknowledges that it has received and reviewed a copy of the Underwriting Agreement and acknowledges and agrees to (i) join and become a party to the Underwriting Agreement in the capacity of a Selling Stockholder as indicated by its signature below; (ii) be bound by all covenants, agreements, representations, warranties and acknowledgments made applicable to 1156676 Ontario Ltd. as set forth in and in accordance with the terms of the Underwriting Agreement; and (iii) perform all obligations and duties as required of it in accordance with the foregoing and the Underwriting Agreement.

2.    Representations and Warranties and Agreements. The undersigned hereby represents and warrants to and agrees with the Underwriters that the representations and warranties set forth in Section 1(b) of the Underwriting Agreement (other than the representation and warranty set forth in Section 1(b)(iv)) are true and correct on and as of the date hereof.

3.    Counterparts. This joinder agreement (this “Joinder Agreement”) may be executed in one or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Joinder Agreement by telecopier, facsimile or other electronic transmission (e.g., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

4.    Amendments. No amendment, modification or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties thereto.

5.    Headings. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Joinder Agreement.

6.    Governing Law; Submission to Jurisdiction. This Joinder Agreement and any transaction contemplated by this Joinder Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. The undersigned agrees that any suit or proceeding arising in respect of this Joinder Agreement or any transaction contemplated by this Joinder Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the undersigned agrees to submit to the jurisdiction of, and to venue in, such courts.

7.    Waiver of Jury Trial. Each of the parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Joinder Agreement or the transactions contemplated hereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date set forth above.

[1156676 Assignee]

By:
Name:
Title:

[Signature Page to Joinder Agreement]

Accepted as of the date hereof:

Goldman Sachs & Co. LLC

For itself and as Representative of the other Underwriters named in Schedule I hereto

By:
Name:
Title:

[Signature Page to Joinder Agreement]

Merrill Lynch, Pierce, Fenner & Smith Incorporated

For itself and as Representative of the other Underwriters named in Schedule I hereto

By:
Name:
Title:

[Signature Page to Joinder Agreement]